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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) February 18, 2003

Tetra Tech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19566	95-4148514
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3475 East Foothill Boulevard, Pasadena, California (Address of principal executive offices)

91107 (Zip Code)

(626) 351-4664 Registrant's telephone number, including area code

670 North Rosemead Boulevard, Pasadena, California 91107-2190 (Former name or former address, if changed since last report.)

Item 5.    Other Events

        On February 18, 2003, Tetra Tech, Inc. ("Tetra Tech") announced that it had entered into a definitive agreement to acquire substantially all of the assets of Foster Wheeler Environmental Corporation. Tetra Tech's press release, dated February 18, 2003, titled "Tetra Tech Announces Intent to Purchase Foster Wheeler Environmental Corporation" is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits

  99.1
  Press Release titled "Tetra Tech Announces Intent to Purchase Foster Wheeler Environmental Corporation" dated February 18, 2003.

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Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: February 18, 2003

TETRA TECH, INC.
By:	/s/ JAMES M. JASKA James M. Jaska President

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Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signatures